UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2010 (December 27, 2010)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Helix Energy Solutions Group, Inc. (“Helix”) determined and approved the base salaries, the Long-Term Incentive Award (consisting of the Long-Term Incentive Cash Award and the restricted stock awards under our 2005 Long-Term Incentive Plan), and the 2011 Target Bonus (payable in 2012), for each of the executive officers of Helix.   The following table sets forth such base salary, Long-Term Incentive Award, and the 2011 Target Bonus for each executive officer listed in the “Summary Compensation Table” in Helix’s proxy statement for its 2010 annual meeting of shareholders:

Name and Title	Base Salary (1)	Long-Term Incentive Award(2)	2011 Target Bonus (3)

Owen Kratz, President and Chief Executive Officer	$700,000	$3,000,000	$1,400,000
Anthony Tripodo, Executive Vice President and Chief Financial Officer	$400,000	$1,500,000	$600,000
Bart H. Heijermans, Executive Vice President and Chief Operating Officer	$450,000	$1,500,000	$600,000
Alisa Johnson, Executive Vice President and General Counsel	$350,000	$1,050,000	$375,000

(1)	Base salary will be effective as of January 1, 2011.

(2)
The Long-Term Incentive Award will consist of a restricted stock award and a Long-Term Incentive Cash Award.  Each restricted stock award will be granted from a pool allocated to management on January 3, 2011 based on the closing price of Helix’s common stock on the last trading day of 2010 (December 31, 2010).   Each such award will vest 20% per year for a five-year period beginning on January 3, 2012 or upon such other events described in the grant agreement.  A Long-Term Incentive Cash Award Letter will be issued pursuant to the Long-Term Incentive Cash Plan.  The cash award will vest 20% per year for a five-year period beginning on January 3, 2012 or upon such other events described in the applicable award letter.  The amount of each executive officer’s Long-Term Incentive Cash Award shall be equal to the Long-Term Incentive Award set forth in the table above minus the value of the restricted stock grant.

(3)
The 2011 cash bonus will be determined and paid in approximately March 2012 as determined by the Compensation Committee and as described in the Company’s proxy statement for the annual meeting of shareholders.  The 2011 cash bonus amounts may be increased or decreased at the discretion of the Compensation Committee.

Information related to the other elements of total compensation for these executive officers will be disclosed in Helix’s 2011 Proxy Statement to the extent required by the rules related to proxy statements and the disclosure of executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           December 29, 2010

    HELIX ENERGY SOLUTIONS GROUP, INC.

    By:          /s/ Anthony Tripodo
                          Anthony Tripodo
         Executive Vice President and
                         Chief Financial Officer